Exhibit 23.j.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 20, 2007, relating to the financial statements and financial highlights which appear in the September 30, 2007 Annual Report to Shareholders of Phoenix Opportunities Trust which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Non-Public Holdings Information”, “Independent Registered Public Accounting Firm” and “Report to Shareholders” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 24, 2008

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